Exhibit 99.1

                           Joint Filer Information


Date of Event Requiring
Statement:                        June 18, 2007

Issuer Name and Ticker or
Trading Symbol:                   TRW Automotive Holdings Corp. (TRW)

Designated Filer:                 Blackstone Holdings III L.P.

Other Joint Filers:               Blackstone Holdings III GP L.L.C.,
                                  The Blackstone Group L.P. and
                                  Blackstone Group Management L.L.C.

Addresses:                        The principal business address of each of the
                                  Joint Filers above is c/o The Blackstone
                                  Group L.P., 345 Park Avenue, New York,
                                  New York 10154.

Signatures:
                                  Blackstone Holdings III GP L.L.C.

                                  By:   /s/ Robert L. Friedman
                                        ---------------------------------------
                                        Name: Robert L. Friedman
                                        Title: Authorized Person


                                  The Blackstone Group L.P.

                                  By:   /s/ Robert L. Friedman
                                        ---------------------------------------
                                        Name: Robert L. Friedman
                                        Title: Authorized Person


                                  Blackstone Group Management L.L.C.

                                  By:   /s/ Robert L. Friedman
                                        ---------------------------------------
                                        Name: Robert L. Friedman
                                        Title: Authorized Person